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                                                                    Exhibit 10.1


                              STOCK INCENTIVE PLAN


      1. Purpose of Plan. The purpose of this Plan is to enable the Corporation and its subsidiaries to attract, retain and motivate their employees and certain other eligible individuals by providing incentives related to equity interests.

      2. Persons Eligible Under Plan. Any person who is an officer or employee of or consultant or advisor to the Corporation or any of its subsidiaries (an "Eligible Person") shall be eligible for the grant of an Award under this Plan, provided that in the case of a consultant or advisor, such person (directly or through an entity with which he or she is associated) renders or has rendered bona fide services of a nature similar to those services that may be rendered by employees.

      3. Stock Subject to Plan. The maximum number of shares of Common Stock of the Corporation (the "Common Shares") that may be issued under this Plan is 277,417 subject to adjustment as provided in Section 7 hereof. Common Shares subject to Award that expire or for any reason are terminated and are not issued, shall again be available for subsequent Awards under the Plan.

      4.    Administration of Plan.

            (a) The Committee. This Plan shall be administered by a committee (the "Committee") of the Board of Directors of the Corporation (the "Board") consisting of two or more directors, each of whom is a "disinterested person", as such term is defined in Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act").

            (b) Powers of the Committee. Subject to the express provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

                  (i) adopt, amend and rescind rules, regulations and procedures relating to this Plan and its administration or the Awards granted under this Plan;

                 (ii)  determine which persons meet the requirements of
Section 2 hereof for eligibility under this Plan and to which such persons, if any, Awards will be granted under this Plan;

                (iii) grant Awards to persons determined to be Eligible Persons and determine the terms and conditions of such Awards, including but
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not limited to the number of Common Shares issuable pursuant thereto, the times
(not more than ten years after the initial Award) at which and conditions upon which Awards become exercisable or vest or shall expire or terminate, the fair market value of the Common Shares or Awards from time to time and/or the manner in which it will be determined, and (subject to applicable law) the consideration, if any, to be paid upon receipt, exercise or vesting of Awards;

                  (iv) determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof;

                   (v) interpret and construe this Plan and the terms and conditions of any Award granted hereunder, whether before or after the date set forth in Section 6; and

                  (vi) determine the circumstances under which, consistent with the provisions of Section 8, any outstanding Award may be amended.

            (c) Specific Committee Responsibility and Discretion Regarding Awards. Subject to the express provisions of this Plan, the Committee shall determine all of the terms and conditions of each Award granted under this Plan, which terms and conditions may include provisions that:

                   (i) permit the recipient of such Award, including but not limited to any recipient who is a director or officer of the Corporation, to pay the purchase price of the Common Shares or other securities issuable pursuant to such Award, or any applicable tax withholding obligation upon such issuance or in respect of such Award or Shares, in whole or in part, by any one or more of the following:

                        (A) the delivery of previously owned shares of capital stock of the Corporation (including shares acquired as or pursuant to Awards) or other property,

                        (B) a reduction in the amount of Common Shares or other property otherwise issuable pursuant to such Award, or

                        (C) the delivery of a promissory note, the terms and conditions of which shall be determined by the Committee;

                   (ii) accelerate the receipt of benefits pursuant to such Award upon the occurrence of specified events, including, without limitation, a change of control of the Corporation, an acquisition of a specified percentage


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     of the voting power of the Corporation, the dissolution or liquidation of the Corporation, a sale of substantially all of the property and assets of the Corporation or an event of the type described in Section 7 hereof, or in other circumstances or upon the occurrence of other events as deemed appropriate by the Committee;

               (iii)  qualify such Award as an Incentive Stock Option;

               (iv) extend the exercisability or term of any or all outstanding Awards, change the price of any or all outstanding Awards or otherwise change previously imposed terms and conditions, in the specified events described in clause (ii) above or in other circumstances or upon the occurrence of other events as deemed appropriate by the Committee, in each case subject to Section 8;

               (v) authorize the conversion, succession or substitution of outstanding Awards upon the occurrence of an event of the type described in Section 7, or in other circumstances or upon the occurrence of other events as deemed appropriate by the Committee; and/or

               (vi)   provide for automatic grants of Awards or successive
     Awards.

          (d) Binding Determinations. Any action taken by, or inaction of, the Corporation, the Board or the Committee relating or pursuant to this Plan shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. No member of the Board or officer of the Corporation shall be liable for any such action or inaction of the entity or body, of another person or, except in circumstances involving bad faith, of himself or herself.

          (e) Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Board and the Committee may obtain and may rely upon the advice of experts, including professional advisors to the Corporation. No director, officer or agent of the Corporation shall be liable for any such action or determination taken or make or omitted in good faith.

          (f) Delegation. The Committee may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation.

     5.   Awards.

          (a) Types of Awards. The Committee, on behalf of the Corporation, is authorized under this Plan to enter into any type of arrangement with an



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Eligible Person that is not inconsistent with the provisions of this Plan and that by its terms, involves or might involve the issuance of (i) Common Shares,
(ii) an option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege at a fixed or variable price related to the Common Shares or other equity securities of the Corporation and/or the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or (iii) any similar security with a value derived from the value of the Common Shares or other equity securities of the Corporation. The authorization of any such arrangement (including any benefits described in Section 5(d)) is referred to herein as the "grant" of an "Award." The Committee may authorize any officer (other than the particular recipient) to execute any or all agreements memorializing any grant of an Award by the Committee under this Plan. All Awards shall be evidenced by a writing executed on behalf of the Corporation and, if required by the Committee, by the recipient of the Award.

          (b) Form of Awards. Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit, or two or more of them in any combination or alternative.

          (c) Price; Consideration. Common Shares may be issued pursuant to an Award for any lawful consideration as determined by the Committee, including, without limitation, services rendered by the recipient of such Award, but shall not be issued for less than the minimum lawful consideration.

          (d) Cash Awards; Loans. The Committee shall have the express authority to create, add or include a cash payment or benefit under this Plan, whether in lieu of, in addition to or as an Award or as a component of another type of Award, and to make or authorize loans to finance, or to otherwise accommodate the financing of, the acquisition or exercise of an Award.

          (e) Transfer Restrictions. If Section 16 of the Exchange Act is or becomes applicable to the Corporation and its directors and officers, any Award that constitutes a derivative security (as defined in Rule 16a-1(c) under the Exchange Act) and that is granted to or held by a person subject to Section 16 of the Exchange Act shall be subject to the restrictions on exercisability and on transfer set forth in or pursuant to Rule 16b-3, which restrictions are incorporated herein by this reference.

          (f) Tax Withholding. Upon any exercise, vesting or payment of any Award, the Corporation shall have the right at its option to (i) require the Eligible Person (or his or her personal representative or beneficiary, as the case may be) to provide



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for payment of the amount of any taxes which the Corporation or any subsidiary may be required to withhold with respect to such transaction or (ii) deduct from any amount payable in cash the amount of any taxes which the Corporation or any subsidiary may be required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Committee may grant (either at the time of the Award or thereafter) to the Participant the right to elect, pursuant to such rules and subject to such conditions as the Committee may establish, to have the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares valued at their then fair market value, to satisfy such withholding obligation.

     6. Term of Plan. No award shall be granted under this Plan after September_____, 2003. Although Common Shares and/or cash may be issued after that date pursuant to Awards granted prior to such date, no Common Shares or cash shall be otherwise issued under this Plan after such date. Notwithstanding the foregoing, any Award granted prior to such date may be amended after such date in any manner that would have been permitted prior to such date, except that no such amendment except for an adjustment under Section 7 shall increase the number of shares to, comprising or referenced in such Award.

     7. Adjustments. If (a) the outstanding securities of the class then subject to this Plan (the "outstanding shares")(1) are increased, decreased, exchanged or converted as a result of a stock split, reverse stock split, stock dividend, or the like or (2) are exchanged for or converted into cash, property or a different number or kind of securities (or if cash, property or securities are distributed in respect of the outstanding shares) as a result of a reorganization, merger, consolidation, recapitalization, restructuring or reclassification, or (b) substantially all of the property and assets of the Corporation are sold, or (c) the holders of the outstanding shares receive an extraordinary distribution in cash, property or securities, then, unless the terms of such transaction shall otherwise provide, the Committee shall make equitable, appropriate and proportionate adjustments in (x) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Incentive Stock Options and other Awards previously granted under this Plan, and (y) the maximum number and type of shares or other securities that may be issued pursuant to Incentive Stock Options and other Awards thereafter granted under this Plan, and (z) such other terms as necessarily are affected by such event.

     8. Amendment and Termination of Plan and Awards. The Board may amend or terminate this Plan at any time and in any manner. No amendment or termination of the Plan or change in or affecting any outstanding Award shall deprive the recipient, without the consent of such recipient, of any of his or her material rights or benefits under or with respect to the Award. Adjustments contemplated by Section 7 shall not be deemed to constitute a change requiring such consent.


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     9. Effective Date of Plan. This Plan shall be effective as of September 7,
1993; provided, however, that no Common Shares may be issued under this Plan until it has been approved by the holders of at least a majority of the voting power of the Corporation.

     10. Legal Issues.

          (a) Compliance and Choice of Law; Severability. This Plan, the granting and vesting of Awards under this Plan and the issuance and delivery of shares of Common Stock and/or the payment of money under this Plan or under Awards granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions as the Corporation may deem necessary or desirable to assure compliance with all applicable legal requirements. This Plan, the Awards, all documents evidencing Awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of California. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan (subject to Section 10(b)) shall continue in effect.

     (b) Plan Construction. It is the intent of the Corporation that this Plan and Awards hereunder satisfy and be interpreted in a manner that in the case of recipients who are or may be subject to Section 16 of the Exchange Act ("Section 16 Persons") satisfies the applicable requirements of Rule 16b-3 so that such persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act and will not be subjected to avoidable liability thereunder. If any provision of this Plan or of any Award would otherwise frustrate or conflict with the intent expressed above, that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict, but to the extent of any remaining irreconcilable conflict with such intent as to such Section 16 Persons in the circumstances, such provision shall be deemed void.

     (c) Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Common Shares, under any other plan or authority.


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